Exhibit 10.1

FIFTH AMENDMENT TO THE EMPLOYMENT AGREEMENT

THE FIFTH AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made, effective as of July 3, 2018, by Ross Stores, Inc. (the “Company”) and Michael Balmuth (the “Executive”). The Executive and the Company previously entered into an Employment Agreement, effective June 1, 2012 (attached hereto) and amended effective March 15, 2015, January 1, 2016, May 18, 2016, and April 15, 2017 and it is now the intention of the Executive and the Company to amend the Employment Agreement as set forth below. Accordingly, the Company and the Executive hereby agree as follows:

1.	Paragraphs 1 and 2 of the Employment Agreement are hereby amended by replacing “May 31, 2019” with “May 31, 2020”.

2.
The first sentence in paragraph 4(a) of the Employment Agreement is hereby deleted and the following sentence is added in place thereof: “During his employment, the Company shall pay the Executive a base salary of not less than One Million One Hundred Sixty Thousand Dollars ($1,160,000) per annum through May 31, 2020.”

3.
Paragraph 4(i) of the Employment Agreement is hereby amended by replacing “(including claims administration support)” with “(including claims administration support provided by such individual or entity as mutually agreed to by the Company and the Executive)”.

4.	The fourth sentence of Paragraph 4(r) of the Employment Agreement is hereby amended to read as follows:
"The number of Vested Performance Shares attributable to the PS Grant for the fiscal year 2019 ("2019 PS Grant") shall be determined on the basis of the extent to which the target level of adjusted pre-tax profit for such fiscal year is attained. Notwithstanding anything in this Agreement or PS Documents to the contrary, unvested Common Shares attributable to the 2019 PS Grant shall become Vested Common Shares as follows: 30% on March 20, 2020 and 70% on May 29, 2020, provided the Executive remains employed by the Company through each respective date, or 100% on the date the Executive is terminated Without Cause, if earlier.”

5.	Paragraph 4 of the Employment Agreement is hereby amended by adding new subsection (s) at the end thereof as follows:
“Restricted Stock Award - 2018. On May 23, 2018, the Board shall grant, or shall have granted, to Executive a restricted stock award for that number of shares determined by dividing One Million Four Hundred Twenty-Five Thousand Dollars ($1,425,000) by the closing market price of a share of the Company’s stock on the date of such grant as reported on the NASDAQ (the “2018 Grant”). Except as otherwise provided by this Agreement, the 2018 Grant will vest on (i) May 29, 2020, provided the Executive continues service with the Company through such date, or (ii) the date the Executive is terminated Without Cause, if earlier. The terms and conditions of this restricted stock award will be set forth in the Notice of Grant of Award, the Restricted Stock Agreement, and the 2017 Equity Incentive Plan.”

6.	Paragraph 4 of the Employment Agreement is hereby amended by adding new subsection (t) at the end thereof as follows:
“Restricted Stock Award - 2019. On March 13, 2019, the Board shall grant, or shall have granted, to Executive a restricted stock award for that number of shares determined by

Exhibit 10.1

dividing One Million Four Hundred Twenty-Five Thousand Dollars ($1,425,000) by the closing market price of a share of the Company’s stock on the date of such grant as reported on the NASDAQ (the “2019 Grant”). Except as otherwise provided by this Agreement, the 2019 Grant will vest on (i) May 29, 2020, provided the Executive continues service with the Company through such date, or (ii) the date the Executive is terminated Without Cause, if earlier. The terms and conditions of this restricted stock award will be set forth in the Notice of Grant of Award, the Restricted Stock Agreement, and the 2017 Equity Incentive Plan.”

7.	Paragraph 4 of the Employment Agreement is hereby amended by adding new subsection (u) at the end thereof as follows:
“Performance Share Award: 2020. The Executive shall be eligible to receive a Performance Share Award for the fiscal year beginning in 2020 (“2020 PS Grant”) consistent with the existing practice of the Company. The terms and conditions of the 2020 PS Grant shall be set forth in the Notice of Grant of Performance Shares, the Performance Share Agreement and the 2017 Equity Incentive Plan or successor plan (the “PS Documents”). Notwithstanding anything in this Agreement or PS Documents to the contrary, unvested Common Shares attributable to the 2020 PS Grant shall become Vested Common Shares on (i) the Performance Share Vesting Date if the Executive remains employed by the Company through May 29, 2020, or (ii) the date Executive is terminated Without Cause, in each case determined as if the Executive remained employed with the Company through the Performance Share Vesting Date. Capitalized terms in this paragraph 4(u) shall have the meanings assigned to such terms in the PS Documents.”

Except for the amendment as set forth above, the Employment Agreement and all of its terms remain in force and in effect.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

ROSS STORES, INC.	EXECUTIVE

/s/George P. Orban	/s/Michael Balmuth
George P. Orban	Michael Balmuth
Chairman of the Compensation Committee

Date: June 28, 2018	Date: June 20, 2018

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